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Exhibit 21.1

Subsidiaries of The Travelers Companies, Inc.

Name	State or Other Jurisdiction of Incorporation
Travelers Property Casualty Corp.	Connecticut
Constitution Plaza, Inc.	Connecticut
Travelers Insurance Group Holdings Inc.	Delaware
The Standard Fire Insurance Company	Connecticut
AE Properties, Inc.	California
Bayhill Restaurant II Associates	California
Standard Fire UK Investments, L.L.C.	Delaware
The Automobile Insurance Company of Hartford, Connecticut	Connecticut
Auto Hartford Investments LLC	Delaware
Travelers ALPHA Holdings, Inc.(1)	Connecticut
TIMCO ALPHA I, L.L.C.	Connecticut
Travelers Personal Security Insurance Company	Connecticut
Travelers Property Casualty Insurance Company	Connecticut
Travelers Personal Insurance Company	Connecticut
The Travelers Indemnity Company	Connecticut
Arch Street North LLC	Delaware
Atlantic Insurance Company	Texas
Gulf Underwriters Insurance Company	Connecticut
Select Insurance Company	Texas
European GREIO/TINDC Real Estate Investments LLC	Delaware
Gulf Insurance Holdings U.K. Limited	United Kingdom
Travelers Casualty and Surety Company of Europe, Limited	United Kingdom
Gulf Underwriting Holdings Limited	United Kingdom
Gulf Underwriting Limited	United Kingdom
Countersignature Agency, Inc.	Florida
Cripple Creek Venture Partner L.P.	Colorado
First Floridian Auto and Home Insurance Company	Florida
First Trenton Indemnity Company	New Jersey
Travelers Auto Insurance Co. of New Jersey	New Jersey
GREIO Islamic Debt L.L.C.	Delaware
GREIO Islamic Equity L.L.C.	Delaware
Midkiff Development Drilling Program, L.P.(1)	Delaware
Travelers Distribution Alliance, Inc.	Delaware
Travelers Indemnity U.K. Investments L.L.C.	Connecticut
EM Special Opportunities TPC Ltd.	Delaware
The Charter Oak Fire Insurance Company	Connecticut
The Northland Company	Minnesota
Commercial Guaranty Casualty Insurance Company	Indiana
Commercial Guaranty Insurance Company	Delaware
Jupiter Holdings, Inc.	Minnesota
American Equity Insurance Company	Arizona
American Equity Specialty Insurance Company	Connecticut
Northland Insurance Company	Minnesota
Northfield Insurance Company	Iowa
Northland Casualty Company	Minnesota
Northland Risk Management Service, Inc.	Minnesota

The Phoenix Insurance Company	Connecticut
Constitution State Services L.L.C.	Delaware
Phoenix UK Investments, L.L.C.	Delaware
The Travelers Indemnity Company of America	Connecticut
The Travelers Indemnity Company of Connecticut	Connecticut
Travelers Property Casualty Company of America	Connecticut
The Premier Insurance Company of Massachusetts	Massachusetts
The Travelers Home and Marine Insurance Company	Connecticut
The Travelers Lloyds Insurance Company	Texas
The Travelers Marine Corporation	California
TINDY RE Investments, Inc.	Connecticut
TravCo Insurance Company	Connecticut
Travelers Commercial Casualty Company	Connecticut
TPC Investments Inc.	Connecticut
TPC UK Investments LLC	Delaware
Travelers (Bermuda) Limited	Bermuda
Travelers Casualty and Surety Company	Connecticut
AE Development Group, Inc.	Connecticut
Farmington Casualty Company	Connecticut
Travelers ALPHA Holdings, Inc.(1)	Connecticut
TIMCO ALPHA I, L.L.C.	Connecticut
Travelers MGA, Inc.	Texas
TCS European Investments Inc.	Connecticut
TCS International Investments Ltd.	Cayman Islands
TCSC RE Investments Inc.	Connecticut
Travelers Casualty and Surety Company of America	Connecticut
Travelers Casualty Insurance Company of America	Connecticut
Travelers Casualty Company of Connecticut	Connecticut
Travelers Casualty UK Investments, L.L.C.	Delaware
Travelers Commercial Insurance Company	Connecticut
Travelers Excess and Surplus Lines Company	Connecticut
Travelers Lloyds of Texas Insurance Company	Texas
Travelers PC Fund Investments, Inc.	Connecticut
Travelers Guarantee Company of Canada	Canada
Coronation Insurance Company Ltd.	Canada
St. Paul Fire and Marine Insurance Company	Minnesota
St. Paul Mercury Insurance Company	Minnesota
St. Paul Guardian Insurance Company	Minnesota
St. Paul Fire and Casualty Insurance Company	Wisconsin
Seaboard Surety Company	New York
St. Paul Surplus Lines Insurance Company	Delaware
Athena Assurance Company	Minnesota
St. Paul Medical Liability Insurance Company	Minnesota
Northbrook Holdings, Inc.	Delaware
Discover Property & Casualty Insurance Company	Illinois
St. Paul Protective Insurance Company	Illinois
St. Paul Properties, Inc.	Delaware
350 Market Street, Inc.	Minnesota
United States Fidelity and Guaranty Company	Maryland
Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
Fidelity and Guaranty Insurance Company	Iowa

Discover Re Managers, Inc.	Delaware
Discovery Managers, Ltd.	Connecticut
Captiva, Ltd.	Bermuda
Unionamerica Holdings Ltd.	United Kingdom
Unionamerica Acquisition Company Limited	United Kingdom
St. Paul Reinsurance Company Limited	United Kingdom
Unionamerica Insurance Company	United Kingdom
Discover Specialty Insurance Company	Illinois
Camperdown Corporation	Delaware
St. Paul London Properties, Inc.	Minnesota
TCI Global Services, Inc.	Delaware
SPC Insurance Agency, Inc.	Minnesota
St. Paul Bermuda Holdings, Inc.	Delaware
St. Paul (Bermuda), Ltd.	Bermuda
St. Paul Re (Bermuda), Ltd.	Bermuda
Travelers Management Limited	United Kingdom
Travelers Insurance Company Limited	United Kingdom
Travelers London Limited	United Kingdom
F&G U.K. Underwriters Limited	United Kingdom
SPAL Pension Trustees Limited	United Kingdom
Peacockgrange Limited	United Kingdom
Gravett & Tilling (Holdings) Ltd.	United Kingdom
Travelers Syndicate Management Limited	United Kingdom
Travelers Asia Pte. Ltd.	Singapore
Delphglade Limited	United Kingdom
Aprilgrange Limited	United Kingdom
Galatea Underwriting Agencies Limited	United Kingdom
USF&G Financial Services Corporation	Maryland
Mountain Ridge Insurance Co.	Vermont
St. Paul Aviation Inc.	Minnesota

(1)
Partially owned by more than one subsidiary of Travelers Property Casualty Corp.

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  Exhibit 21.1